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                                                                    Exhibit 21.1






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  SUBSIDIARIES OF MEDICAL STAFFING NETWORK HOLDINGS, INC.                 JURISDICTION OF INCORPORATION
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
Medical Staffing Holdings, LLC                               Delaware
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Medical Staffing Network, Inc.                               Delaware
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